SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2015

Date of Report

(Date of Earliest Event Reported)

FUDA GROUP (USA) CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55307	47-2031462
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

48 Wall Street, 11th Floor, New York 10005, NY, USA

(Address of Principal Executive Offices)

+1-646-8377950

(Registrant’s Telephone Number)

Special Note Regarding Forward-Looking Statements

This report contains forward-looking statements.  The forward-looking statements are contained principally in the sections entitled “Business” and “Risk Factors.”  These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements.  In some cases, forward-looking statements are identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions intended to identify forward-looking statements.  Forward-looking statements reflect the Company’s current views respecting future events and are based on assumptions and subject to risks and uncertainties.  These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements.  These forward-looking statements include, among other things, statements relating to:

•	the Company’s ability to find suitable markets for, and increase sales of, the existing products it offers and develops;

•	the Company’s ability to successfully defend and maintain its intellectual property rights;

•	the Company’s ability to obtain additional capital to fund expansion of its product line, new marketing initiatives, and/or acquisitions;

•	economic, regulatory, and legal risks associated with the Company’s operations; or

•	the loss of key members of the Company’s management.

Also, forward-looking statements represent the Company’s estimates and assumptions only as of the date of this report.  You should read this report and the documents that the Company references and files as exhibits to this report in their entirety and with the understanding that actual future results may be materially different from what the Company expects.  Except as required by law, the Company assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available or other events occur in the future.

ITEM 1.01	Entry into a Material Definitive Agreement

On September 28, 2015, Fuda Group (USA) Corporation, a Delaware corporation (the “Company”), entered into stock-for-stock acquisition agreements (together, and collectively, the “Acquisition Agreements”) with each of Fuda Gold (UK) Limited, a private company organized under the laws of England and Wales (“Fuda UK”), and Marvel Investment Corporation Limited, a private company organized under the laws of Hong Kong (“Marvel”), in separate acquisitions (collectively, and together, the “Acquisitions”), that were all completed (based on separate agreement of the applicable parties) on September 28, 2015.

Although the Acquisitions were not consummated until September 28, 2015, for the purposes of disclosures throughout this 8-K document when the “Company” is used, it refers to Fuda Group (USA) Corporation on a Pro Forma basis with Liaoning Fuda Mining Co., LTD included in the structure.

Mr. Xiaobin Wu, who is the sole officer and director of the Company, beneficially owned and controlled a majority of the shares of each of Fuda UK and Marvel, respectively, prior to the Acquisitions. Mr. Wu is the largest shareholder also of the Company.

Pursuant to the Acquisition Agreements, the Company acquires each of Fuda UK and Marvel through the exchange of (i) all of the outstanding shares of Fuda UK for 50,000,000 shares of common stock of the Company, and (ii) all of the outstanding shares of Marvel for 62,000,000 shares of common stock of the Company. Accordingly, a total of 112,000,000 shares were issued in the Acquisitions.

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On September 8, 2015, Fuda Group (USA) Corporation, a Delaware corporation (the “Company”), entered into stock-for-stock acquisition agreements with each of Fuda Gold (UK) Limited, a private company organized under the laws of England and Wales (“Fuda UK”), and Marvel Investment Corporation Limited, a private company organized under the laws of Hong Kong (“Marvel”), in separate acquisitions (collectively, and together, the “Acquisitions”), that will be completed on the same date on which the relevant financial statements of the Company has been provided to the satisfaction of the Company. The purpose of the Acquisitions was to facilitate and prepare the Company for expanded business and operations as well as a registration statement and/or public offering of securities. Based on separate agreement of the applicable parties, the Acquisitions were consummated on September 24, 2015.

Fuda UK was incorporated in May 2015 in the United Kingdom. Since its inception, Fuda UK has conducted minimal business operations but has started to purchase gold stones and powder and wholesale trading of gold bars.

Marvel was incorporated in October 2009 in Hong Kong. Since its inception, Marvel conducted minimal business operations until it acquired Liaoning Fuda Mining Co. Ltd. (“Liaoning Fuda”) pursuant to an equity transfer agreement executed on February 28, 2015 and later consummated on June 30, 2015.

Liaoning Fuda was incorporated in China in August 2012. Liaoning Fuda is a granite and marble trading company.

As a result of the Acquisitions, each of Fuda UK and Marvel has been acquired by the Company, and now each has become a wholly owned subsidiary of the Company (furthermore, Liaoning Fuda is a wholly owned subsidiary of Marvel). The Company, as the surviving entity from the Acquisitions, has taken over the respective operations and business plans of each of both Fuda UK and Marvel (and also of Liaoning Fuda by virtue of Marvel’s ownership of Liaoning Fuda).

Business

Prior to the Acquisitions, the Company had no significant business, operations or plan. Accordingly, the business of the Company below is that of Fuda UK and Marvel (and of Liaoning Fuda by virtue of Marvel’s ownership of Liaoning Fuda), each of which was acquired by the Company in the Acquisitions.

The Company is engaged in the business of gold and precious metals trading and investment, and additionally through vendor and supplier relationships trades in granite and marble. The Company is engaged in the business of shipping in 2013 and the brokering of sales in 2014. Besides trading of construction materials such as granite and marble, Liaoning Fuda also purchased titles to land use right surrounding the mines for investment purposes.

The Company is engaged in mining and processing of gold since July of 2015. The Company plans to look for mergers and acquisitions opportunities with other companies and also to purchase gold mining assets and facilities.

For gold, trading refers to the purchase of gold powder and then extracting and refining them into gold bars. Mining refers to the actual mining of the gold mines, which the Company plans to pursue in the future.

For granite mining, the Company plans to make acquisitions in an open granite mine that employ's saw cutting methods to remove large raw blocks from the quarry. In addition, the Company also plans to process the raw blocks into slabs, pavers, wall claddings as well as carvings. These products can be sold to government agencies for infrastructure projects, corporations, granite processing plants, civil engineering companies as well renovation companies.

For gold and precious metals operations, the Company currently purchases gold bars for trading. It also buys gold powder and stones for both processing and trading. The processing would encompass the extraction of precious minerals out of the sand/rock, refining them into gold bars. These gold powder and the stones are sourced from gold mines around China and Africa.

From July 2015, the Company engaged in gold trading as a start to its vision to expand into the gold trade. The company has also started to purchase gold powder and stones from various suppliers with the intention to either trade on these or appoint a subcontractor to extract and process this gold powder into gold bars and other precious metal.

The Company’s management believes that the market demand for natural resources (such as gold, granite and marble) will continue. Gold and other precious metals are commodities and will have times of high and low price, but the demand for it as a commodity would be present. The same to be said for granite and marble that would be affected by the economy in particular the performance in construction trade.

Products and Services

The main activities of the Company include: sales and marketing of both granite and marble raw blocks and finished products; and sales of gold and other precious metal both raw powder/stones and finished products to domestic as well as international buyers. Though the company is currently focused on selling domestically, it does not intend to abandon international buyers. We do not actively promote to international buyers, however, if there is a request, we will still sell. We expect interest from international buyers to flow in with the appointment of our new marketing director.

The finished products for granite include granite slabs, pavers, carvings and wall claddings. Since one of the particular features of the stone that the Company engages in is that they can be used for both for internal as well as external construction application, the Company has a large target market to reach out to for sales of products.

The Company also buys gold powder and raw stones from suppliers and processes them into gold bars via an appointed subcontractor since July of 2015. The Company purchases gold powder and stones for refining and processing of these materials into its own brand name products. The current product line that the company produces are wholesale bars in the weight of 5kg, 10kg and 25kg. Future product lines of the Company would be to manufacture consumer gold items for consumer retail.

Seasonality of Business

The Company’s business can encounter seasonal demand fluctuations in the granite and marble trade. Though processing activities can be conducted all year around, mining activities are limited during winter. During seasonal periods, construction demand slows as well. Hence to ensure that there are enough inventories to cater for winter sales a temporary build up in inventory is required.

Strategic Relationship with Suppliers

The Company believes that the relationship with our major suppliers – such as Junda Mining, Heng Xu Mining, and Xiang An Mining will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with our major suppliers in important areas of its business and operations. The Company’s management believes that adding more value to existing suppliers is the most efficient and useful route to building the Company’s business in a competitive industry.

The Company does work with several important suppliers/vendors that are important for its operations and success, including the three most significant suppliers – Junda Mining, Heng Xu Mining and Xiang An Mining.

Governmental Regulations

The Company does not presently need or require any approval of a material nature from government authorities or agencies in order to operate its regular business and operations.

Customers

The Company has many other customers, and plans to continue to grow its customer base. Customers are typically industrial wholesalers, government agencies with infrastructure or upgrading projects, civil engineering firms, corporations, renovators, construction companies and stone processing factories.

Some of construction projects and clients that the Company has worked with for granite/marble include the following:

Project	Location

Beijing Capital Airport Terminal 3	China

Exhibition Hall in DanDong	China

Wanda Real Estate Development Construction Projects	China

Sun Fortune Building Construction Projects	China

Golden Prosperity	Sri Lanka

ANU Management	Sri Lanka

JFL International Group	Singapore

Blandford & Worthing	Singapore

Centuary Corporation	India

Aaray Global Resources	India

As the Company has just begun its operations for gold bars and gold powder/stones, they are still growing their customer base. The Company is a member of Singapore Assay Office an independent body that tests and certifies precious metal articles as well as assay and hallmarking. Currently, the clients include Gold Jewellers, Gold Traders and refineries.

Marketing and Sales

The Company has conducted limited advertising and marketing to date to reach new customers. The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use in order to grow its business and expand its customers. The Company eventually anticipates the need for a significant budget for marketing activities. The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the Company’s products, services and competitive solutions. A variety of marketing approaches, emphasizing the competitive advantages, i.e. low cost labour and large domestic market in China, and internal and external application as the key differentiators of the Company’s products and services, are expected to be used in order to attract new customers and entice existing customers to do larger volumes of business with the Company.

The Company expects that its sales team will work closely with the marketing team to win and retain new customers. The sales team will be structured to align with target markets based on territory and customer patterns.

The Company also plans to employ sales persons, distributors and other such agents in China and other countries. Relationships are key to success in the Company’s business. Most institutional and government projects have all been established and maintained through personal contact. Personal selling will remain the Company’s most important means of promotion in the corporate and government sectors.

In and through 2013 to 2014, the Company changed the focus of the business to more regional customers and distributions from international customers and distribution channels. This is in large part due to larger costs associated with international delivery. Focusing on regional customers was easier for collections, customers were familiar with products and logistics costs were significantly lower.

At the present time, the Company generally sells direct to its customers, and wholesalers. Customers organize their own shipping and handling. The materials are stored in their own warehouse. Hence, there is no cost associated with distribution.

The marketing strategy is multi-faceted:

-	Penetrate the applicable stone market.

-	Emphasize personal service and support.

-	Foster a long-term relationship business.

-	Focus on the public-sector, major contractor and high-end homeowner as key target markets.

-	Induce more companies to utilize the Company’s products.

The Company positions itself with one core objective: satisfied customers are the best marketing tool. When a customer leaves the Company’s business satisfied, knowing that they have dealt with an honest company, knowing that they have a reliable, trustworthy and quality product at an attractive price, the Company expects that its name and services will stand on its own and build the Company’s brand name and reputation.

Pricing

For raw blocks of granite/marble, the pricing varied based on the applicable grades of the blocks. A raw block is a block cut from the mine with the standard dimension of 3m x 2m x 1.5m with no processing, polish or trim. The raw block is then either put directly into inventory, processed further to various stages and put into inventory to meet projected demand needs or immediately processed to customer specification to fulfil an order. Volume discounts are offered by the Company to major clients. The Company considers its pricing strategy to be competitive within its marketplace. For granite/marble, the Company prices finished products using prevailing market rates. The market price is between 1200-1400 Chinese Yuan (USD$193.50 – USD$225.80) per ton.

The averaged Supplier's costs are as below:

Material	Supply Costs (CNY)
Granite Block Grade A	2600
Granite Block Grade B	2200
Granite Block Grade C	275
Granite Block Grade D	250
Slab (Fire) 25mm (Not processed)	50
Slab (Fire) 30mm (Not processed)	55
Slab (Polished) 15mm (Not processed)	60
Slab (Polished) 20mm (Not processed)	67
Slab (Polished) 25mm (Not processed)	80
Processed Slab ( Fire) 300以上×25	85
Processed Slab ( Polished) 300以上×20	72
Processed Slab ( Polished) 300以上×25	85
Processed Slab ( Polished) 300以上×30	90
Mushroom Shape 100*100*50	270
Curbside 2 cut 600 above×150 above×100	900
Curbside 6 cut 600 above×150 above×100	1700

The cost of Gold extraction is approximately $23 per gram. That includes the cost of purchasing raw gold ore and sand as well as refining costs.

The purchase and sales price of gold bars are determined by the exchange in which the trade is conducted or mutually agreed by both buyers and sellers. The exchanges that current buyers and sellers refer to are LBMA, COMEX and SGEX.

Operations

The Company is mainly engaged in trading of gold and granite/marble. At present, for granite and marble, the Company is supplying raw blocks to wholesalers and other stone processing plants. Hence, to expand the business as an end-to-end supplier, the Company plans to build its own processing plants and acquire mines to secure the best price supply and ensure a stable supply of materials. The company anticipates this activity will increase profit margin by getting further down the supply chain, and thus increase the value we can provide to our customers by reduce double handling costs in terms of transportation, supply costs and also sub-contractor margins. For gold operations, the Company has only just started to purchase gold powder and stones with the intention to sell directly to refineries or subcontract it out to refineries to extract out the gold and precious metal to form into blocks. Hence, to ensure a stable supply and reduce on the reliance on subcontractors, the intention is for the Company to have its own processing facilities and acquires mines to ensure supply and improve profit margins.

The Company’s operating procedures are compliant as per ISO9001.

THE COMPANY

Employees and Organization

The Company presently has approximately 50-60 employees.

Property

The Company currently has the following physical locations and respective lease arrangements:

The Company’s Beijing Head office is located at Room 1010, 1011,Financial Street Center South Tower, No.9A, Financial Street, Xicheng District, Beijing 100033, P.R. China.  The Company’s Beijing office consists of approximately 900 square feet of office space leased on a month-to-month basis at $3,500 per month.

The Company’s China Regional office is located at 12th Floor, 100 Jin Jiang Street, Dandong City, Liaoning Province, China.  The Company’s China office consists of approximately 5000 square feet of office space leased on a 3 years basis at $5,250 per month.

If the Company were forced to relocate, it believes it could obtain an equally satisfactory location at a comparable price.

The Company currently owns land use rights to 8 parcels of lands surrounding the mines for investment purposes, containing a total of approximately 21.56 million square feet of land.

Subsidiaries

The Company has two wholly owned subsidiaries: Fuda UK and Marvel. Liaoning Fuda is a wholly owned subsidiary of Marvel and in turn indirectly a wholly owned subsidiary of the Company.

Relationship with Tiber Creek Corporation

In 2015, the Company entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company. Tiber Creek will specifically be providing assistance in transferring control of reporting to the Company, preparing the business combination agreement, effecting the merger; the preparation and filing of forms which include a registration statement, with the Securities and Exchange Commission. They will also assist in listing the Companies securities on a trading exchange; and establishing and maintaining relationships with market makers and broker-dealers.

Tiber Creek received cash fees from the Company in exchange for their consulting services. In addition, the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were permitted to retain the aggregate total of 500,000 shares. The engagement agreement also provides that the shares held by Tiber Creek and MB Americus shall be included in the registration statement filed by the Company.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Spruce Valley Acquisition, are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Spruce Valley Acquisition) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Summary Financial Information

The Company had no operations or specific business plan until the Acquisitions.

The condensed statements of operations data for the year ended December 31, 2014 and 2013, and the condensed balance sheet data as of December 31, 2014 are derived from the audited financial statements of Liaoning Fuda Mining Co. Ltd (which was subsequently acquired by Marvel and consolidated under Marvel subsequently) and related notes thereto included herein.

	Year ended	Year ended

	December 31, 2014	December 31, 2013

Statement of operations data

Revenue	$42,518,470	$58,584,590

Gross profit	$28,248,139	$25,169,638

Income (Loss) from operations	$27,018,801	$13,338,468

Net income (loss)	$27,016,168	$7,961,161

	At December 31, 2014	At December 31, 2013

Balance sheet data

Cash	$466	$3,112,528

Other assets	$55,036,804	$33,185,461

Total assets	$55,037,270	$36,279,989

Total liabilities	$10,327,151	$18,490,102

Total members’ equity (deficit)	$44,710,119	$17,807,887

Management's Discussion and Analysis of Financial Condition and Results of Operations

Overview

References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” are to Liaoning Fuda Mining Co. Ltd, Fuda UK and Marvel respectively.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the company to continue as a going concern.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Equipment Financing

The Company has no existing equipment financing arrangements.

Potential Revenue

The Company expects to earn potential revenue from existing customers and product sales and refining and trading activities. The Company prospects for new clients on an ongoing basis and also seeks additional revenue enhancement opportunities from existing clients. The company will be also expanding its portfolio of products.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to expand its business plan or strategy over the next two years will be jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Capital Resources

As of December 31, 2014, Liaoning Fuda had cash available of $466, Marvel had cash available of $0 and Fuda UK had cash available of $0.

As of June 30, 2015, Marvel and its subsidiary Liaoning Fuda has cash available of $5,420,679 and Fuda UK had cash available of $0.

The Company’s proposed expansion plans and business process improvements described above will necessitate additional capital and financing. Accordingly, the Company plans to raise outside funding in order to achieve its expanded growth and profit objectives in its business over the next two years. The monies raised will be utilized for general operations, working capital, acquisition of mines, acquisition of gold sorting and refining facilities and acquisition of granite and marble processing facilities.

There can be no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its contemplated business plans and operations unless it obtains additional financing or otherwise is able to generate sufficient revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Discussion of Year ended December 31, 2014 and 2013 of Liaoning Fuda Mining Co. Ltd

Liaoning Fuda generated revenues during the year ended December 31, 2014 of $42,518,470, as compared to revenues of $58,584,590 for the year ended December 31, 2013, a decrease of approximately 27% on a year-over-year basis. Gross margin for the year ended December 31, 2014 was $28,248,139 or approximately 66% of revenues as compared to $25,169,638 or approximately 43% of revenues. The increase in gross margin from 2013 to 2014 resulted from decreased in expenses related to exporting and delivery of goods to customers.

During the year ended December 31, 2014, Liaoning Fuda posted operating income of $27,018,801 and net income of $27,016,168 as compared to operating income of 13,338,468 and net income of $7,961,161 for the year ending December 31, 2013. Operating fees from insurance decreased 92% from $4,575,337 in the year ended December 31, 2013 to $345,461 in the same period of 2014. The decrease in these costs was primarily attributable to a decrease in employee wages and salaries, rental of equipment expenses, bad debt expenses, and agency fees charged for overseas sales by $5,889,036 or approximately 356% on a year-over-year basis. The decrease in costs resulted from Liaoning Fuda change of its business model focusing on local domestic market instead of international market. The significant impact due to the change in business model was a result of less exports and more domestic sales which resulted in less gross sales but higher sales margins. The change in business model also reduced the amount of inventory Liaoning Fuda had on hand to $3,843 at the fiscal year ended December 31, 2014 from $5,679,351 for the fiscal year ended December 31, 2013. It also reduced the amounts of sales made on credit as well which reduced the collection times and the cost of trade financing. The details are as follows:

	For the Years Ended
	December 31,	December 31,
	2014	2013
Cost of sales
Custom duties charges	194,166	1,545,156
Freight and courier	540,451	3,560,376
Other cost of sales	13,535,714	28,309,420
Total	14,270,331	33,414,952

Selling, general and administrative expenses
Insurance	345,461	4,575,337
Employees’ wages and salaries	471,641	1,081,244
Rent-Equipment	-	1,475,716
Bad debt expenses	15,130	1,887,886
Agency fees	-	1,930,961
Other selling, general and administrative expenses	397,106	880,026
Total	1,229,338	11,831,170

During the year ended December 31, 2014, Liaoning Fuda incurred interest expenses of $346,262 on its trade financing bank loans and received $343,477 as a rebate from the local government as compared to interest expense of $5,377,570 for the year ended December 31, 2013.

During the year ended December 31, 2014, Liaoning Fuda provided cash of $30,592,305 as compared to $10,620,006 for the year ended December 31, 2013 from its operations.

During year ended December 31, 2014, Liaoning Fuda used cash in financing activities totalling $2,144,151 to repay its trade financing loans and related party as well as distributions to its owners. As for the year ended Decembe 31, 2013, Liaoning Fuda has cash provided in financing activities totaling 8,152,351 due to capital contribution by owners and proceeds from trade financing loans.

Liaoning Fuda incurred capital expenditures of $31,633,774 during the year ended December 31, 2014 as compared to $15,757,961 during 2013 in acquisition of lands, property and equipment.

Discussion of Year ended December 31, 2014 and 2013 of Marvel Investments Corporation Limited

Marvel is a holding company and has not generated any income, has had no operations, other than expenses required to maintain its annual filing requirements to comply with local government. The expenses incurred were $986 and $727 for the years ended December 31, 2014 and 2013.

At December 31, 2014, Marvel had sustained a net loss of $8,345.

Discussion of Six Months ended June 30, 2015 and 2014 of Marvel Investments Corporation Limited and its subsidiary Liaoning Fuda Mining Co. Ltd

Effective June 30, 2015, Liaoning Fuda merged with Marvel and became a subsidiary of Marvel.

Marvel and its subsidiary Liaoning Fuda generated revenues during the six months ended June 30, 2015 of $20,088,354, as compared to revenues of $21,684,493 for the six months ended June 30, 2014, a decrease of approximately 7%. Gross margin for the six months ended June 30, 2015 was $12,037,522 or approximately 60% of revenues as compared to $11,840,269 or approximately 55% of revenues. The increase in gross margin from 2014 to 2015 resulted from decreased in expenses related to exporting and delivery of goods to customers.

During the year ended six months ended June 30, 2015, Marvel and its subsidiary Liaoning Fuda posted operating income of $11,705,065 and net income of $11,737,752as compared to operating income of $10,677,214 and net income of $10,623,659 for the six months ending June 30, 2014. Operating fees such as insurance decreased 100% from $336,286 in the six months ended June 30, 2015 to $nil in the same period of 2014. The decrease in these costs was primarily attributable to a decrease in employee wages and salaries, rental of equipment expenses, and bad debt expenses. The decrease in costs resulted from Marvel and its subsidiary Liaoning Fuda change of its business model focusing on local domestic market instead of international market. The significant impact due to the change in business model was a result of less exports and more domestic sales. The details are as follows:

	For the Six Months Ended
	June 30,	June 30,
	2015	2014
Cost of sales
Custom duties charges	-	194,291
Freight and courier	163	532,942
Other cost of sales	8,050,669	9,116,991
Total	8,050,832	9,844,224

Selling, general and administrative expenses
Insurance	-	336,286
Employees’ wages and salaries	194,549	279,457
Other selling, general and administrative expenses	137,908	256,546
Total	332,457	872,289

During the six months ended June 30, 2015, Marvel and its subsidiary Liaoning Fuda incurred interest expenses of $1,339 on its trade financing bank loans and received $34,544 as a rebate from the local government as compared to interest expense of $344,972 and received rebate of $651 for the six months ended June 30, 2014. The decrease in interest expense resulted from lower trade financing bank loan outstanding balance. Marvel and its subsidiary Liaoning Fuda incurred interest expense on the sale of accounts receivable at factoring rate during the six months ended June 30, 2014.

During the six months ended June 30, 2015, Marvel and its subsidiary Liaoning Fuda provided cash of $7,316,907 as compared to $30,536,062 for the six months ended June 30, 2014 from its operations.

During six months ended June 30, 2015 and 2014, Marvel and its subsidiary Liaoning Fuda used cash in financing activities totalling $1,904,042 and $2,039,730, respectively, to repay its trade financing loans and related party.

Marvel and its subsidiary Liaoning Fuda incurred capital expenditures of $nil during six months ended June 30, 2015 as compared to $31,667,151 during six months ended June 30, 2014 in acquisition of lands, property and equipment.

Discussion of Six Months ended June 30, 2015 and 2014 of Fuda Gold (UK) Limited

Fuda UK was established on May 20, 2015 as a holding company and has not generated any income, has had no operations, other than expenses to incorporate the company. The expenses incurred was $76 since inception to June 30, 2015

At June 30, 2015, Fuda UK had sustained a net loss of $76.

Management

The following table sets forth information regarding the members of the Company’s board of directors, officers and management.

Name	Age	Position	Year Commenced with Company

Xiaobin Wu	45	President, Chief Executive Officer / Director	2015

Xiaobin Wu

Xiaobin Wu serves as Chief Executive Officer, President and Chief Financial Officer of the Company, and is the sole director of the Company. From 2012 to the present, Mr. Wu has been the Managing Director of Dandong Fuda Investment Co., Ltd. and also the Managing Director during that time of Liaoning Fuda Mining Co. Ltd. Both of these companies are based in Dandong, China. Previously, from 2009 to current, Mr. Wu is the Managing Director of Marvel Investment Corporation Limited based in Hong Kong, China. Mr. Wu received a Master of Business Administration degree in 2012 from Peking University in Beijing, China.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

None of the officers and directors of the Company are presently involved in material legal proceedings. Moreover, during the past ten years, none of the officers and directors of the Company have been involved in material legal proceedings of the nature described in Item 401(f) of Regulation S-K)

Certain Relationships and Related Transactions

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company's common stock. Tiber Creek has received consulting fees to date from the Company and also holds shares in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 250,000 shares in the Company.

James Cassidy and James McKillop, who are the officers and owners of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Spruce Valley Acquisition, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisitions. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the registration statement for the Company.

Mr. Xiaobin Wu, the Company’s sole officer and director, is also a Managing Director of Liaoning Fuda, a subsidiary of Marvel. Mr. Wu was formerly the Managing Director of Marvel during 2009 to 2012. Mr. Wu is also the Managing Director of Dangdong Fuda Investment Co., Ltd. an entity which holds an interest in the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the date of this regarding the beneficial ownership of the Company’s common stock by each of the Company’s executive officers, directors and executive management, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name	Position Common Stock	Number of Shares of Common Stock	Percent of Class (1)

Xiaobin Wu	President, CEO, CFO and Director	129,800,000 (2)	50%

Total owned by officers and directors (1)		129,800,000	50%

* Less than 1%

(1)	Based upon 258,339,773 shares outstanding as of the date of this report.

(2)	Includes 62,000,000 shares held by Marvel and 50,000,000 shares held by Fuda UK. As the sole officer and director of the Company, Mr. Wu may be deemed to be the beneficial owner of the shares held by such entities.

Risks and Uncertainties facing the Company

The Company has a limited operating history and may experience losses in the near term. The Company needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Company’s business, the Company would likely require additional financing.

One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and build a larger scale and more efficient set of operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Company must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives from its clients. Third, in order to expand, the Company will need to continue implementing effective sales, marketing and distribution strategies to reach the intended end customer clients. The Company has devised its initial sales, marketing and advertising strategies, however, the Company will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s services are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

The Company will likely be significantly affected by any unforeseen changes in the businesses and operations of its clients. For example, and without limitation, any change in the individual at a client making purchase decisions of the Company’s services or any change of the client department that authorizes such purchases could potentially be very damaging for the Company.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Risk Factors

No assurance of continued market acceptance.

There is no assurance that the Company’s services or solutions will continued to meet with market acceptance. Moreover, there is no assurance that these services and solutions will continue to have any competitive advantages. Also, there is no assurance that the market reception will be positive. The Company’s industry is characterized by a large and fragmented group of competitors, and as such, there can be no guarantee that the Company will not lose business to its existing or potential new competitors.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

The Company’s independent auditors have issued a comment that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern.

The Company is an early-stage company with a limited operating history, and as such, any prospective investor may have difficulty in assessing the Company’s profitability or performance.

Because the Company (except Fuda Mining Co.) is an early-stage company with a limited operating history, it could be difficult for any investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company still in the early stages of its life, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early-stage business. An investor will be required to make an investment decision based solely on the Company management’s history, its projected operations in light of the risks, the limited operations and financial results of the Company to date, and any expenses and uncertainties that may be encountered by one engaging in the Company’s industry.

The Company is an early-stage company and has little experience in being a public company.

The Company is an early-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.

The Company may not successfully consummate or initiate acquisitions.

The ability of the Company to grow through acquisitions (as planned) will depend on a number of factors, including competition for acquisitions, the availability of capital and other resources to consummate acquisitions, and the ability to successfully integrate and train additional staff, including the staff of an acquired company. There can be no assurance that the Company will continue to be able to establish and expand its market presence or to successfully identify suitable acquisition candidates and complete acquisitions on favorable terms.

In addition to facing competition in identifying and consummating successful acquisitions, such acquisitions could involve significant risks, including:

-	difficulties in the assimilation of the operations, services, and corporate culture of acquired companies, and higher-than-anticipated costs associated with such assimilation;

-	over-valuation of acquired companies or delays in realizing or a failure to realize the benefits, revenues, cost savings, and synergies that were anticipated;

-	difficulties in integrating the acquired business into information systems, controls, policies, and procedures;

-	failure to retain key personnel, business relationships, reputation, or clients of an acquired business;

-	the potential impairment of acquired assets;

-	diversion of management’s attention from other business activities;

insufficient indemnification from the selling parties for legal liabilities incurred by the acquired companies prior to acquisition;

-	the assumption of unknown liabilities and additional risks of the acquired business; and

-	unforeseen operating difficulties that require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of existing operations.

In addition, future acquisitions could materially and adversely affect the Company’s business, financial condition, results of operations, and liquidity. Possible impairment losses on goodwill and intangible assets, or restructuring charges could occur. These risks could have a material adverse effect on the business because they may result in substantial costs to the Company and disrupt its business.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is an early-stage company and has a limited history of its operations. The Company will need to continue generating revenue in order to maintain sustained profitability. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may have difficulty in generating revenues or remaining profitable.

The Company’s officers and directors beneficially own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

The officers and directors of the Company currently beneficially own approximately 50% of the Company’s outstanding common stock. As such, they will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their shares.

The Company does not have any independent directors.

All of the directors of the Company are executive officers and/or employees of the Company. As such, the Company does not have any independent oversight or administration of its management and operations. The Company’s decision-making may suffer from the lack of an independent set of directors, since only officers and employees of the Company will make all important decisions regarding the Company.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, and as such would negatively impact the Company's possible overall development.

The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar solutions. Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. The Company believes that its current and anticipated solutions are, and will be, sufficiently different from existing competition, and that there is limited to no competition in its local area. However, it is nevertheless possible that potential competitors may have or may rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margin and loss of market share. The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s products or services over the longer term. The Company has conducted no marketing studies regarding whether its business would continue to be marketable. No assurances can be given that upon marketing, sufficient customer markets and business segments can be developed to sustain the Company's operations on a continued basis.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of shares of common stock. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. Currently, no such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has not applied for any intellectual property or trade secret protection on any aspects of its business. The Company has no current plans on attempting to obtain patents, copyright, trademarks and/or service marks on any of its solutions and services. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change, as staffing needs are as quick to change as are the businesses of customers. Although the Company intends to continue to develop and improve its products and services to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of its services. In the Company’s industry, failure by a business to adapt to the changing needs and demands of customers is likely to render the business obsolete.

Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares of the Company’s common stock are subject to Rule 144 resale restrictions, and accordingly, investors are subject to such resale limitations.

Shareholders of the Company cannot rely upon Rule 144 to resell securities of the Company.

Due to the Company’s previous status as a shell company, shareholders cannot rely upon Rule 144 for resales of the Company’s securities (pursuant to Rule 144(i)). As such, certain shares of common stock have no ability for resale or transfer until the Company meets the requirements of Rule 144(i)(2) of the Securities and Exchange Commission

Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities. Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. If a purchaser of securities is unable to rely upon Rule 144 to sell securities (due to Rule 144(i)), then the securities must be registered or another exemption from registration must be found in order for the distribution of securities to be made. In the event that the securities are not registered or another exemption is not found, a purchaser of securities cannot sell or transfer the shares of common stock in the Company since the Company does not meet the requirements of Rule 144(i)(2).

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company is susceptible to changes economic conditions.

Demand for natural resources may decline with changing economic conditions. For example, decline in private construction projects may reduce demand for granite products that the Company operates in. International economic conditions or a slowdown of growth in China or around the globe could harm the Company’s business and operations.

Changes in prices for metals or products will affect the Company’s profitability and operations.

Commodities, such as gold, fluctuate and change in price on a daily basis. Changes in these prices could negatively affect the Company’s operations and profitability.

The Company is dependent on its suppliers, and business difficulty for a supplier could harm the Company’s own business.

The Company relies on its key suppliers. Difficulties that the suppliers experience will burden the Company’s ability to operate. The Company needs to diversify among suppliers, but until such time, the Company is dependent and exposed to the risk of its current key suppliers.

The Company is exposed to seasonal risks in its business and operations.

The Company’s business can encounter seasonal issues from time to time in granite and marble mining as the mining and processing activities can typically be done at year round and during the seasonal periods that construction demand slowed, the mines and processing continued operations and built up inventories to prepare for the periods of higher demand.

ITEM 3.02 Unregistered Sales of Equity Securities

Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1)	On September 25, 2014, the Company issued the following shares of its common stock:

Name	Number of Shares

James Cassidy	10,000,000

James McKillop	10,000,000

(2)	On February 20, 2015, 19,500,000 shares were redeemed, pro rata, on February 20, 2015 from the holders.

(3)	On February 21, 2015, the Company issued 301,500,000 shares as follows:

Name	Number of Shares

Liaoning Fuda Mining Co., LTD	61,000,000

Dandong Hao Han Mining Co., LTD	58,000,000

Xiaobin Wu	51,500,000

B. Square Pty LTD	48,000,000

JFL International Group Private Limited	35,000,000

Lina Wu	35,000,000

Lihua Sun	13,000,000

(4)       Between July 1, 2015 and September 7, 2015, the Company subsequently redeemed those 301,500,000 shares that were issued on February 21, 2015.

(5)       Between July 1, 2015 and September 7, 2015, 145,839,773 shares of common stock were issued by the Company to shareholders pursuant to executed subscription agreements under a Regulation D offering or other private placement of securities. Each of these transactions was issued as part of the private placement of securities by the Company in which no underwriting discounts or commissions applied to any of the transactions. The Company conducted such private placement offering in order to build a base of shareholders and establish relationships with a variety of shareholders. Tiber Creek Corporation did not assist the Company in conducting the offering.

(6)       On September 30, 2015, the Company issued 112,000,000 shares of common stock in connection with the Acquisitions.

ITEM 4.01 Changes in Registrant’s Certifying Accountant

The Company has changed its certifying accountant to be BF Borgers, CPA PC.

ITEM 5.06 Change in Shell Company Status

The Company has acquired with Fuda UK and Marvel (which owns Liaoning Fuda), each which has a defined business plan, and accordingly, the Company has commenced operations and is no longer a shell company.

ITEM 9.01 Financial Statements and Exhibits

BF Borgers CPA, PC, an independent registered public accounting firm, has audited the balance sheets of Liaoning Fuda Mining CO LTD as of December 31, 2014 and December 31, 2013, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended December 31, 2014 and December 31, 2013, respectively. The Company has included such financial statements in reliance on the report of September 30, 2015, given their authority as experts in accounting and auditing.

BF Borgers CPA, PC, an independent registered public accounting firm, has audited the balance sheets of Marvel Investment Corporation Limited as of December 31, 2014 and December 31, 2013, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended December 31, 2014 and December 31, 2013, respectively. The Company has included such financial statements in reliance on the report of September 30, 2015, given their authority as experts in accounting and auditing.

BF Borgers CPA, PC, an independent registered public accounting firm, has audited the balance sheets of Fuda Gold (UK) Limited as of June 30, 2015, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from May 20, 2015 (inception) through June 30, 2015. The Company has included such financial statements in reliance on the report of September 30, 2015, given their authority as experts in accounting and auditing.

Exhibits

2.1	Agreement and Plan of Reorganization

2.2	Agreement and Plan of Reorganization

2.3	Equity Transfer Agreement

99.1	Audited financial statements of Liaoning Fuda Mining CO LTD

99.2	Audited financial statements of Marvel Investment Corporation Limited

99.3	Interim (unaudited) Consolidated financial statements of Marvel Investment Corporation Limited

99.4	Audited financial statements of Fuda Gold (UK) Limited

99.5	Unaudited Pro Forma Condensed Combined Financial Information

99.6	Pro Forma Financial Statements (Unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

FUDA GROUP (USA) CORPORATION

Date: September 30, 2015	/s/ Xiaobin Wu
President, Chief Executive Officer
and Chief Financial Officer

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